ImClone Systems Incorporated
180 Varick Street New York, NY 10014 Tel: (212) 645-1405 Fax: (212) 645-2054 www.imclone.com

Contacts:
Tracy Henrikson	Rebecca Gregory
Corporate Communications	Corporate Communications
ImClone Systems Incorporated	ImClone Systems Incorporated
(908) 243-9945	(646) 638-5058
MEDIA@IMCLONE.COM

IMCLONE SYSTEMS ISSUES STATEMENT

NEW YORK, August 4, 2008 - ImClone Systems Incorporated (NASDAQ: IMCL) announced today that with respect to the previously announced offer that it received from Bristol-Myers Squibb Company (NYSE: BMY), its Board of Directors has formed a committee to study the matter and to retain advisors to advise it in determining the appropriate course of action. However, the Board’s preliminary view is that the offer substantially undervalues ImClone.

ImClone pointed out that its Board of Directors has been discussing the possibility of separating the Company into its ERBITUX® and its pipeline businesses in order to maximize the value of the Company. Based upon preliminary internal data, and recognizing that the pipeline products are in various stages of development, the Board still believes that the Company’s pipeline business may be extremely valuable and significantly increase stockholder value as a separate business.

Carl C. Icahn, Chairman of the Board of Directors of the Company, said that he was pleased by Jim Cornelius’ statement to the press praising him for his contribution to ImClone during his tenure as Chairman of the Company. However, Mr. Icahn also stated that he was disturbed that one of the directors on the ImClone Board who is the Bristol-Myers designee was privy to the information discussed at previous meetings concerning the potential separation of ImClone into two separate components and how this restructuring might enhance stockholder value. Accordingly, the Board is reviewing whether Bristol-Myers had access to confidential information concerning ImClone and its pipeline. Additionally, Mr. Icahn pointed out that ImClone has a pipeline antibody, IMC-11F8, under development which, if ultimately approved for sale, might have a significant competitive effect on ERBITUX and that Bristol-Myers may have no rights to market that product under its agreements with the Company.

ImClone also stated that Mr. Icahn advised the Board that, in his capacity as a large stockholder, he is opposed to the Bristol-Myers offer because he believes that it greatly undervalues the Company. In addition, ImClone indicated that other large stockholders of the Company have given statements to the press indicating their opposition to the Bristol-Myers offer.

As always, the Board remains committed to maximizing value for all stockholders.

About ImClone Systems
ImClone Systems Incorporated is a fully integrated global biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey. For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those currently expected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s most recent annual report of Form 10-K and in its quarterly reports on Form 10-Q and current reports on Form 8-K. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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